SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: February 4, 2004
(Date of Earliest Event Reported)

Valentis, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	Commission File:	94-3156660
(State or Other Jurisdiction of Incorporation or Organization)	0-22987	(I.R.S. Employer Identification No.)

863A Mitten Road Burlingame, California 94010
(Address of Principal Executive Offices)

(650) 697-1900
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

ITEM 5.                             Other Events.

General

Valentis, Inc., a Delaware corporation (the “Registrant” or the “Company”), completed the sale of the remaining shares from the maximum allocation in its private placement in January 2004 and received additional aggregate gross cash proceeds of approximately $3.5 million from the issuance and sale of shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and warrants (the “Warrants”) exercisable for additional shares of Common Stock.  All of the securities were sold in a private placement solely to accredited investors, as defined in Rule 501 of Regulation D, pursuant to the Securities Act of 1933, as amended.

The Company issued and sold an additional 1,724,336 shares of its Common Stock at a purchase price of $2.05 per share and Warrants exercisable for up to 689,728 additional shares of Common Stock at an exercise price of $3.00 per share.  The Shares and Warrants were issued on the same terms as previously reported on December 31, 2003.  The additional purchasers of the Shares and Warrants since December 31, 2003 entered into and became parties to that certain Registration Rights Agreement, dated as of December 2, 2003, on the same terms as previously reported on December 31, 2003.

The Company issued a press release attached hereto as Exhibit 99.1 regarding the transaction described in this report.

ITEM 7.                             Financial Statements and Exhibits.

(c)                                  Exhibits.

Exhibit No.	Description

4.1(*)	Securities Purchase Agreement, dated as of December 2, 2003, by and among Valentis, Inc. and the purchasers identified on the signature pages thereto.
4.2(*)	Form of Warrant to purchase Common Stock
4.3(*)	Registration Rights Agreement, dated as of December 2, 2003, by and among Valentis, Inc. and the Purchasers signatory thereto.
99.1	Text of Press Release, dated February 4, 2004

(*)                                 Incorporated herein by reference to the Registrant’s current report on Form 8-K (File No. 000-22987), filed with the Securities and Exchange Commission on December 31, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 4, 2004

VALENTIS, INC.

	By:	/s/ Benjamin F. McGraw III
Benjamin F. McGraw III, Pharm. D.
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1(*)	Securities Purchase Agreement, dated as of December 2, 2003, by and among Valentis, Inc. and the purchasers named therein.
4.2(*)	Form of Warrant to purchase Common Stock
4.3(*)	Registration Rights Agreement, dated as of December 2, 2003, by and among Valentis, Inc. and the Purchasers signatory thereto.
99.1	Text of Press Release, dated February 4, 2004

(*)                                 Incorporated herein by reference to the Registrant’s current report on Form 8-K (File No. 000-22987), filed with the Securities and Exchange Commission on December 31, 2003.